UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2007

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Wilson Boulevard, Suite 700

Arlington, VA 22201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (703) 684-1125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into A Material Definitive Agreement.

The disclosure under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 2.01  Completion of Acquisition or Disposition of Assets

Stanley, Inc. (the “Company”), a leading provider of systems integration and professional services to the U.S. federal government, announced today that it has executed a Membership Interest Purchase Agreement with the Members of Techrizon, LLC (“Techrizon”), located in Lawton, Oklahoma.

On April 1, 2007, the Company, through its wholly-owned subsidiary, Oklahoma Acquisition Corp., completed its purchase of all outstanding membership interests of Techrizon for a purchase price of $30 million (the “Acquisition”).

The aforementioned does not purport to be a complete description of the Membership Interest Purchase Agreement and is qualified in its entirety by reference to the Membership Interest Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01  Other Events

On April 2, 2007, the Company issued a press release announcing the Acquisition, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

To be filed by amendment.

(d) Exhibits

10.1	Membership Interest Purchase Agreement, dated April 1, 2007, by and among Oklahoma Acquisition Corp., the Members of Techrizon, LLC and the Sellers’ Representative.

99.1	Press Release, dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: April 2, 2007	By:	/s/ Philip O. Nolan
		Name:	Philip O. Nolan
		Title:	Chairman of the Board, President and Chief Executive Officer